UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2026
nCino, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41211	87-4154342
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation)		Identification No.)
6770 Parker Farm Drive
Wilmington, North Carolina 28405
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 676-2466

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	NCNO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On March 30, 2026, nCino, Inc. (the “Company”) entered into an Incremental Facility Amendment (the “First Amendment”) to that certain Credit Agreement, dated as of October 28, 2024 (the “Credit Agreement”), by and among the Company, nCino OpCo, Inc. (the “Borrower”), certain subsidiaries of the Company as guarantors, the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (the “Agent”), pursuant to which the Lenders are providing to the Borrower a senior secured incremental term loan of $200 million (the “Term Loan”).

The Term Loan bears interest, at the Borrower’s option, at: (i) a base rate equal to the greatest of (a) the Agent’s “prime rate”, (b) the federal funds rate plus 0.50%, and (c) the Term SOFR rate plus 1.00% (provided that the base rate shall not be less than 0.00%), plus a margin of 1.00%; or (ii) the Term SOFR rate (provided that the Term SOFR shall not be less than 0.00%), plus a margin of 2.00%, in each case with such margin subject to step ups based on certain leverage ratios.

The Term Loan requires scheduled quarterly principal payments of $2.5 million, with the remaining balance due at maturity. The Term Loan is scheduled to mature on October 28, 2029, and the Company may voluntarily prepay some or all of the Term Loan without penalty. Any such repaid amounts may not be reborrowed.

The Credit Agreement, as amended by the First Amendment, contains representations and warranties, affirmative, negative and financial covenants, and events of default that are customary for loans of this type. The financial covenant requires the Company and its subsidiaries on a consolidated basis to maintain (i) a Consolidated Total Leverage Ratio not in excess of 4.00:1.00 as of the end of any fiscal quarter and (ii) a Consolidated Interest Coverage Ratio not less than 3.00:1.00 as of the end of any fiscal quarter.

The Term Loan and the existing senior secured revolving credit facility evidenced by the Credit Agreement (together, the “Credit Facilities”) are guaranteed by the Company and each of its current and future material domestic subsidiaries (the “Guarantors”) and secured by substantially all of the personal property, subject to customary exceptions, of the Borrower and the Guarantors, in each case, now owned or later acquired, including a pledge of all of the Borrower’s capital stock, the capital stock of all of the Company’s domestic subsidiaries and 65% of the capital stock of foreign subsidiaries that are directly owned by the Borrower or a Guarantor.

A copy of the First Amendment is filed with this report as Exhibit 10.1 and is hereby incorporated by reference herein. The foregoing summary of the First Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the First Amendment.

Accelerated Share Repurchase Agreement

On March 31, 2026, the Company entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) under which the Company will purchase $100 million of its own outstanding common stock, par value $0.0005 per share (the “Common Stock”).

Under the ASR Agreement, the Company expects to receive from Wells Fargo, shortly after the date of the ASR Agreement, approximately 80% of the total value of the shares of Common Stock to be repurchased under the ASR Agreement, based on the closing price of the Common Stock on March 31, 2026, and the Company expects at that time to pay to Wells Fargo the ASR Agreement’s full purchase price of $100 million. The final number of shares of Common Stock to be repurchased is expected to be based on a measure of the volume-weighted average price of the Common Stock during the term of the ASR Agreement, less a discount and subject to adjustments. At final settlement, Wells Fargo may be obligated to deliver additional shares of Common Stock to the Company or the Company may be obligated to make delivery of Common Stock or a cash payment to Wells Fargo, at the Company’s option. The Company expects settlement of the share repurchases under the ASR Agreement to occur in the second quarter of the Company’s fiscal year 2027.

The ASR Agreement is subject to certain customary adjustments and termination provisions. In addition, upon the occurrence of certain extraordinary events, Wells Fargo is entitled to terminate the ASR Agreement, in which case the Company may receive fewer shares of Common Stock than expected.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the ASR Agreement that the Company expects to file with its Quarterly Report on Form 10-Q for the quarter ending April 30, 2026.
Item 2.02    Results of Operations and Financial Condition.
On March 31, 2026, the Company issued a press release announcing its financial results for its fourth quarter and fiscal year ended January 31, 2026. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in Item 2.02 of this Current Report on Form 8-K and the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.
Item 7.01    Regulation FD Disclosure.
On March 31, 2026, the Company posted an investor presentation to its website at www.ncino.com (the “Investor Presentation”). A copy of the Investor Presentation is furnished herewith as Exhibits 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K and the accompanying Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing. By furnishing the information contained in the Investor Presentation, the Company makes no admission as to the materiality of any information in the Investor Presentation that is required to be disclosed solely by reason of Regulation FD.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Incremental Facility Amendment by and among nCino, Inc., nCino OpCo, Inc., certain subsidiaries of nCino, Inc. as guarantors and Bank of America, N.A., dated March 30, 2026
99.1	Press release of nCino, Inc. dated March 31, 2026 (furnished and not filed).
99.2	Q4 and FY 2026 Earnings Presentation dated March 31, 2026 (furnished and not filed).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nCino, Inc.
Date: March 31, 2026	By:	/s/ Gregory D. Orenstein
Gregory D. Orenstein
Chief Financial Officer & Treasurer